Exhibit (16)
POWER OF ATTORNEY
Proposed Reorganization of AGIC Target Fund into RCM Mid-Cap Fund
We, the undersigned Trustees and officers of Allianz Funds (the “Trust”), hereby severally constitute and appoint each of Thomas J. Fuccillo and Brian S. Shlissel, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our name and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments or documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date
/s/ Brian S. Shlissel Brian S. Shlissel	President	January 18, 2012

/s/ Lawrence G. Altadonna Lawrence G. Altadonna	Treasurer and Principal Financial and Accounting Officer	January 18, 2012

/s/ Maryann Bruce Maryann Bruce	Trustee	January 18, 2012

/s/ F. Ford Drummond F. Ford Drummond	Trustee	January 18, 2012

/s/ Udo Frank Udo Frank	Trustee	January 18, 2012

/s/ C. Kim Goodwin C. Kim Goodwin	Trustee	January 18, 2012

/s/ James S. MacLeod James S. MacLeod	Trustee	January 18, 2012

/s/ John C. Maney John C. Maney	Trustee	January 18, 2012

/s/ Davey S. Scoon Davey S. Scoon	Trustee	January 18, 2012

/s/ Edward E. Sheridan Edward E. Sheridan	Trustee	January 18, 2012

/s/ W. Bryant Stooks W. Bryant Stooks	Trustee	January 18, 2012

/s/ Gerald M. Thorne Gerald M. Thorne	Trustee	January 18, 2012

/s/ James W. Zug James W. Zug	Trustee	January 18, 2012

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